Filed Pursuant to Rule 424(b)(5)

Registration No. 333-231980

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 18, 2019)

7,301,410 Shares

Common Stock

We are offering up to 7,301,410 shares of our common stock directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. Each share of our common stock is being sold at a purchase price of $3.424 per share.

Our common stock is listed on the NYSE American under the symbol “OCX.” The last reported sale price of our common stock on January 19, 2021 was $3.52 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.424	$25,000,027.84
Proceeds, before expenses, to us	$3.424	$25,000,027.84

Delivery of the shares of our common stock is expected to be made during the week of January 26, 2021 through the book-entry facilities of the Depository Trust Company.

Prospectus Supplement dated January 21, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-18 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated into each by reference contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus supplement titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

S-1

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated into each by reference include, among other things, statements about:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of our diagnostic tests currently in development;

●	the timing and success of future clinical trials and the period during which the results of the clinical trials will become available;

●	the potential receipt of revenue from future sales of our diagnostic tests or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates;

●	our estimates regarding future orders of diagnostic tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around patient populations, market size and price points for reimbursement for our diagnostic tests

●	our estimates regarding future revenues and operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations;

●	the impact of the Covid-19 pandemic on our operations and demand for our diagnostic tests; and

●	our competitive position;

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, and the accompanying prospectus and the information incorporated into each by reference. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this note. Before purchasing any shares of common stock, you should consider carefully all of the risk factors set forth or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that could cause actual results to differ.

S-2

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our diagnostic tests, including data regarding the estimated size of those markets and their projected growth rates, as well as market research, estimates and forecasts prepared by our management. We obtained the industry, market and other data throughout this prospectus from our own internal estimates and research, as well as from publicly available information, industry publications and research, surveys and studies conducted by third-parties, including governmental agencies.

Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information based on various factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus. We believe that these sources and estimates are reliable but have not independently verified them and cannot guarantee their accuracy or completeness. We caution you not to give undue weight to such projections, assumptions and estimates.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement, the financial statements and related notes, and the other information incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”) that we file from time to time.

Unless the context otherwise requires, all references in this prospectus to “OncoCyte,” “we,” “us,” “our,” “the Company” or similar words refer to OncoCyte Corporation, together with our consolidated subsidiaries.

Overview

We are a molecular diagnostics company focused on developing and commercializing proprietary laboratory-developed tests (“LDTs”) to serve unmet medical needs across the cancer care continuum. Our mission is to provide actionable information to physicians and patients at critical decision points to optimize diagnosis and treatment decisions, improve patient outcomes, and reduce overall cost of care. We have prioritized lung cancer as our first indication. Lung cancer remains the leading cause of cancer death in the United States, despite the availability of molecular testing and novel therapies to treat patients.

Our first commercial diagnostic test is a proprietary treatment stratification test called DetermaRx™ that identifies which patients with early stage non-small cell lung cancer may benefit from chemotherapy, resulting in a significantly higher, five-year survival rate. We are also developing multi-gene molecular, laboratory-developed diagnostic tests that we have branded as DetermaIO™. DetermaIO™ is a proprietary gene expression assay with promising data supporting its potential to help identify patients likely to respond to checkpoint inhibitor drugs. This new class of drugs modulate the immune response and show activity in multiple solid tumor types including non-small cell lung cancer (NSCLC), and triple negative breast cancer (TNBC). DetermaIO™ is presently available for research use but one of our goals is to complete development of that assay and to make it available for clinical use later this year. We also perform assay development and clinical testing services for pharmaceutical and biotechnology companies.

Other tests in our development pipeline include DetermaTx™, a test that we are targeting for commercial launch later this year and that is intended to compliment DetermaIO™ by assessing the mutational status of a tumor to help identify the appropriate targeted therapy. We also plan to initiate the development of DetermaMx™ as a blood based test to monitor cancer patients for recurrence of their disease. We have identified, and tested, a blood-based immune therapy monitoring test as another potential candidate to add to our diagnostic test pipeline. We have made a proposal to acquire the test or the company that owns it but there is no assurance that we will be able to enter into an agreement for that purpose on terms acceptable to us. If we are able to acquire the new test we would plan to make it available initially as a research tool.

Corporate Information

We were incorporated in 2009 in the state of California and were formerly a majority-owned subsidiary of Lineage Cell Therapeutics, Inc. (formerly known as BioTime, Inc.) (“Lineage”), a publicly traded, clinical-stage, biotechnology company developing new cellular therapies for degenerative retinal diseases, neurological conditions associated with demyelination, and aiding the body in detecting and combating cancer. Since February 17, 2017, we ceased to be a subsidiary of Lineage for financial reporting purposes when Lineage’s percentage ownership of our outstanding common stock declined below 50% and, as of the date of this prospectus supplement, Lineage’s ownership interest in our common stock has decreased to below 5% and it no longer exercises significant influence over our operations and management. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

S-4

THE OFFERING

Common stock offered by us	7,301,410 shares.

Offering price of common stock	$3.424 per share

Common stock to be outstanding immediately after this offering(1)	78,661,810 shares.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $24.95 million, after deducting the expenses of this offering payable by us. We currently intend to use the net proceeds from this offering primarily to promote commercialization of DetermaRx,™ including sales and marketing efforts and by conducting additional clinical studies to support clinical adoption of the test; to complete development of DetermaIO™; for development of other future tests in our pipeline, including DetermaTx™ and DetermaMx™ and any others that we may acquire; and for general corporate and working capital purposes.

We may also use net proceeds to purchase the remaining shares of capital stock of Razor Genomics, Inc. (“Razor”) that we do not currently own, and we may use net proceeds to invest in or acquire other businesses or technologies that we believe are complementary to our own, although we have no binding agreements with respect to any acquisitions as of the date of this prospectus supplement other than our previously disclosed agreement to fully acquire Razor upon the meeting of certain milestones and contingent consideration to be paid to Razor and Insight Genetics, Inc. (“Insight”). We acquired DetermaRx™ from Razor and DetermaIO™ from Insight. See “Use of Proceeds” beginning on page S-15 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus, as well as the documents and other information incorporated by reference in or included in this prospectus supplement, for a discussion of the risks you should carefully consider before investing in our common stock.

Sale of shares to certain shareholders	Certain investment funds and accounts managed by Pura Vida Investments LLC, which beneficially owned 9.41% of our common stock (as disclosed in its Schedule 13G/A filed with the SEC on February 14, 2020), have agreed to purchase 5,841,130 shares of our common stock in this offering, and Broadwood Partners, L.P., which beneficially owned 22.9% of our common stock (as disclosed in its Schedule 13D/A, as filed with the SEC on September 13, 2019), has agreed to purchase 1,460,280 shares of our common stock in this offering.

NYSE American symbol for our common stock	OCX.

(1) The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 78,661,810 shares of our common stock outstanding and excludes:

●	3,383,913 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020, with exercise prices ranging from $1.69 to $5.50 per share;

●	2,424,000 shares of our common stock issuable upon exercise of options outstanding under our 2010 Stock Option Plan as of September 30, 2020, with a weighted-average exercise price of $3.20 per share;

●	6,987,000 shares of our common stock issuable upon exercise of options outstanding under our 2018 Equity Incentive Plan as of September 30, 2020, with a weighted-average exercise price of $2.64 per share;

●	201,000 restricted stock units issued to our executive officers under our 2018 Equity Incentive Plan; and

●	3,571,000 shares of our common stock available for future grants under our 2018 Equity Incentive Plan as of September 30, 2020.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded, before you decide to invest in our securities, including without limitation the risk factors listed under Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K, as filed with the SEC on March 26, 2020, as amended April 28, 2020 (the “Annual Report”) and in our Quarterly Reports on Form 10-Q filed with the SEC. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering primarily to support our DetermaRx™ and DetermaIO™ development and commercialization efforts, including additional clinical studies to support reimbursement and adoption, for development of additional diagnostic tests, and for general corporate and working capital purposes. In addition, as part of our strategic business plan, we regularly research and are actively evaluating the acquisition of businesses or technologies that we believe are complementary to our own laboratory test development and commercialization efforts. Consequently, we may use net proceeds from the offering to invest in or acquire businesses or assets, including also licensing of rights to use technologies.

We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have broad discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Subject to the equity distribution agreement, dated March 20, 2020 (the “ATM Agreement”), between us and Piper Sandler & Co. (the “Agent”) to create an at-the-market equity program, we are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We may, in the future, seek additional capital through a combination of public and private offerings of common stock, or other securities convertible into or exchangeable for, or that represent a right to receive, common stock. We may also participate in debt financings. To the extent that we raise additional capital through the sale of common stock, or securities that are convertible into or exchangeable for, or that represent a right to receive, common stock, your ownership interest will be diluted, and the market price of our common stock could be adversely affected. The incurrence of indebtedness, if obtained, would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Moreover, we will issue additional shares of our common stock upon the exercise of currently outstanding options and warrants. Such issuances may involve a significant number of shares of our common stock at prices less than the offering price in this offering.

S-6

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Agent after our delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agent.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the purchase price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Based on the public offering price of $3.424 per share in this offering, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $2.95 per share in net tangible book value of our common stock. See “Dilution” on page S-16 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all of our future earnings, if any, but for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon the repayment of loans under an existing credit agreement with Silicon Valley Bank, our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant. See “Dividend Policy” on page S-16 of this prospectus supplement. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Risks Related to Our Capital Resources and Financial Obligations

We may incur significant cash payment and common stock issuance obligations under our agreements arising from our investments in Razor and Insight.

We have entered into certain agreements with Razor and its shareholders, including a Subscription and Stock Purchase Agreement (the “Razor Purchase Agreement”), Minority Holder Stock Purchase Agreements (the “Minority Purchase Agreements”), and a Development Agreement (the “Development Agreement”), under which we may incur significant cash payment and common stock issuance obligations. Under the Razor Purchase Agreement and the Minority Holder Stock Purchase Agreements we could become obligated to purchase, or we may elect to purchase, the outstanding Razor common stock from its shareholders for which we would pay those shareholders $10 million in cash and issue to them shares of our common stock with an aggregate market value equal to $5 million at the date of issue. Under the Development Agreement, upon completion of enrollment of the full number of patients for a clinical trial of DetermaRx™ for purposes of promoting commercialization (the “Clinical Trial”), we will be obligated to issue to the Razor shareholders shares of our common stock with an aggregate market value equal to $3 million at the date of issue.

The number of shares of our common stock issuable under the Razor Purchase Agreement, the Minority Holder Purchase Agreements, and the Development Agreement on a combined basis is limited to 19.99% of the issued and outstanding shares of our common stock or the outstanding voting power of our shares as of the date of the Razor Purchase Agreement, and if that number of shares has a value of less than $5 million on the date the Razor Purchase Agreement and Minority Holder Purchase Agreement obligations must be met, or less than $3 million on the date the Development Agreement obligation must be met, we would need to pay an amount of cash necessary to bring the combined value of cash and shares to $5 million to satisfy the Razor Purchase Agreement and Minority Holder Purchase Agreement obligations, or $3 million to satisfy the Development Agreement obligation. The number of shares that may become issuable to satisfy those $5 million and $3 million obligations cannot presently be determined because the number of shares will depend upon the market price of our common stock when the shares become issuable. The issuance of those shares of common stock will dilute the interests of our other common stockholders.

S-7

Under the Development Agreement we are also obligated to pay the expenses of DetermaRx™ Clinical Trial after Razor’s $4 million “Clinical Trial Expense Reserve” has been exhausted. If within a specified time frame Razor’s principal shareholder Encore Clinical, Inc. (“Encore”) is substantially responsible for obtaining funding to us or Razor for the Clinical Trial from any third-party pharmaceutical company, a portion of such additional funding amount will be paid to Encore, subject to a $3 million cap on the payment to Encore if the funding is provided by a designated pharmaceutical company.

In addition, under the merger agreement pursuant to which we acquired Insight, we have agreed to pay contingent consideration of up to $6.0 million in any combination of cash or shares of our common stock if certain milestones related to DetermaIO™ are achieved (the “Contingent Consideration”), which consist of (i) a $1.5 million clinical trial completion and data publication milestone, (ii) $3.0 million for an affirmative final local coverage determination from CMS for a specified lung cancer test, and (iii) up to $1.5 million for achieving certain CMS reimbursement milestones.

To meet these various cash payment obligations, we may need to sell additional shares of our common stock or other securities to raise the cash needed, or we may have to divert cash on hand that we would otherwise use for other business and operational purposes which could cause us to delay or reduce activities in the development and commercialization of our cancer tests. Any shares of common stock or other securities we sell to raise cash to meet our cash payment obligations will dilute the interests of our common stockholders.

We have limited capital, marketing, and sales resources for the commercialization of our diagnostic tests.

We are building our own marketing and sales capability for our diagnostic tests, and are devoting significant financial and management resources to recruiting, training, and managing our sales force and building a health care regulatory compliance program. However, due to our limited capital resources, we may need to enter into marketing arrangements with other diagnostic companies for one or more of our tests in domestic or foreign markets. Under such marketing arrangements we may license marketing rights to one or more of our diagnostic tests to other diagnostic companies or to one or more joint venture companies that may be formed to market our tests, and we might receive only a royalty on sales or an equity interest in a joint venture company. As a result, our revenues from the sale of our tests through such arrangements may be substantially less than the amount of revenues and gross profits that we might receive if we were to market our tests ourselves.

We have incurred operating losses since inception, and we do not know if we will attain profitability.

Since our inception in September 2009, we have incurred operating losses and negative cash flows and we expect to continue to incur losses and negative cash flows in the future. Our net losses for the years ended December 31, 2019 and 2018 were $22.4 million and $15.8 million, respectively, and $23.6 million for the nine months ended September 30, 2020, and we had an accumulated deficit of $117.4 million as of September 30, 2020. Our operating expenses presently exceed our revenues from operations, and we have been selling shares of our common stock to obtain the additional capital needed to finance our operating expenses and to provide for the planned growth of our business activities. There is no assurance that we will be able to obtain any additional financing that we may need, or that any such financing that may become available will be on terms that are favorable to us and our shareholders. Ultimately, our ability to generate sufficient operating revenue to earn a profit depends upon our success in developing and marketing or licensing our diagnostic tests and technology.

The research and development work we are doing is costly, time consuming, and uncertain as to its results.

We incurred research and development expenses amounting to approximately $6.8 million and $6.5 million during years ended December 31, 2019 and 2018, respectively, and $8.0 million during the nine months ended September 30, 2020. We have focused our research and development efforts on DetermaIO™ acquired through our merger with Insight and a clinical trial of DetermaRx™. We also plan to conduct research and development of additional or improved versions of our diagnostic tests. If we are successful in developing a new technology or diagnostic test for additional types of cancer or for additional uses such as choosing cancer therapies, refinement of the new technology or diagnostic test and definition of the practical applications and limitations of the technology or diagnostic test may take years and require the expenditure of large sums of money. There is no assurance that we will be successful in completing the development of our current diagnostic tests or in developing additional diagnostic tests regardless of the amount of our expenditures.

S-8

It is likely that we will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses until such time as our revenues are sufficient to finance our operating expenses.

●	We plan to continue to incur substantial research and development expenses and sales and marketing costs as we develop and commercialize our diagnostic tests. We will need to raise additional capital to pay operating expenses until such time, if ever, that we are able to generate sufficient revenues from diagnostic test sales, royalties, and license fees to meet our operating expenses.

●	Our ability to raise additional equity or debt capital will depend not only on the successful completion of development of our diagnostic tests and receiving reimbursement approval from Medicare and other third-party payers for those tests, but also will depend on access to capital and conditions in the capital markets. Although have received a Medicare reimbursement and pricing determination for DetermaRx,™ obtaining Medicare reimbursement approval for our other diagnostic tests could take two to three years, and investors may be reluctant to provide us with additional capital until we obtain Medicare reimbursement approval for those tests. There is no assurance that we will be able to raise capital at times and in amounts needed to finance the development and commercialization of our diagnostic tests and general operations. Even if capital is available, it may not be available on terms that we or our shareholders would consider favorable.

●	Sales or other issuances of additional equity securities by us could result in the dilution of the interests of our shareholders.

We have granted a security interest in substantially all of our assets to secure our obligations under a bank loan agreement.

We have entered into a Loan and Security Agreement, as amended (the “Loan and Security Agreement”) with Silicon Valley Bank for a loan that is secured by substantially all of our assets, other than our patents and trade secrets, as collateral for the loan. If a default were to arise under the Loan and Security Agreement, the bank could foreclose on its security interest and we could lose our collateral, which could force us to discontinue our operations.

If we are deemed to be an investment company, we may have to institute burdensome compliance requirements and our activities may be restricted.

An entity that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading, or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940 (the “1940 Act”). Based on the securities we hold, including our equity ownership in a privately held company, we may not meet requirements for an exemption promulgated under the 1940 Act. If we are deemed to be an investment company under the 1940 Act, we would be subject to additional limitations on operating our business including limitations on the issuance of securities, which may make it difficult for us to raise capital.

Risks Related to Our Business

We cannot assure that will generate sufficient revenues from marketing our diagnostic tests and performing laboratory services to cover our operating expenses and the costs of developing and marketing new diagnostic tests.

We are presently receiving revenues from performing our DetermaRx™ diagnostic test and from performing laboratory services to companies in the pharmaceutical development business, but we still need to perform additional development work on DetermaIOTM before it can be made available for commercial use clinically. Even if we complete development of DetermaIO™ and other planned tests in our diagnostics pipeline, revenues from commercialization of those tests and from pharma services may not be sufficient to meet our operating expenses. Without sufficient revenues, we will not be able to operate at a profit, and we will not be able to cover our operating expenses without raising additional capital.

S-9

Sales of our diagnostic tests could be adversely impacted by the reluctance of physicians to adopt the use of our tests and by the availability of competing diagnostic tests.

Physicians and hospitals may be reluctant to try a new diagnostic test due to the high degree of risk associated with the application of new technologies and diagnostic test in the field of human medicine, especially if a new test differs from the current standard of care for detecting cancer in patients or making cancer treatment decisions. Competing tests for the initial diagnosis, reoccurrence diagnosis and optimal treatment of cancer are being manufactured and marketed by established companies and by other smaller biotechnology companies. In order to compete with other diagnostic tests, particularly any that sell at lower prices, our tests will have to provide medically significant advantages or be more cost effective. Even if we are able to overcome physician reluctance and compete with diagnostic tests that are currently on the market, our competitors may succeed in developing new safer, more accurate or more cost-effective diagnostic tests that could render our diagnostic tests and technologies obsolete or noncompetitive.

If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends.

We have rights to commercialize DetermaRx™ and rights to develop and commercialize other planned tests in our pipeline under licenses or sublicenses from third parties. Those agreements impose certain obligations on us, such as payment obligations and obligations to pursue development and commercialization of the particular diagnostic tests under the licensed patents and technology. If the licensor believes that we have failed to meet our contractual obligations it could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation our ability to carry out the development and commercialization of the diagnostic test, and our ability to raise any capital that we might then need, could be significantly and negatively affected. If our license rights were restricted or ultimately lost, we would not be able to continue to use the licensed technology in our business.

Our rights to receive and retain certain payments from Burning Rock Biotech Limited under our Sublicense Agreement with them are subject to certain conditions.

We have entered into an Exclusive Sublicense Agreement in the PRC Territory (the “Sublicense Agreement”) with Burning Rock Biotech Limited (“Burning Rock”), Razor and Razor’s largest shareholder Encore Clinical Inc. pursuant to which rights to DetermaRx™ in the Peoples Republic of China, including Hong Kong, Macau, and Taiwan will be sublicensed to Burning Rock. Under the Sublicense Agreement we will be entitled to receive certain payments totaling $4 million subject to the successful transfer and installation of the DetermaRx™ technology on Burning Rock’s platforms, and additional payments if certain milestones are achieved. However, there is no assurance that the transfer and installation of the DetermaRx™ technology will be successfully completed within the time required by the Sublicense Agreement or that any of the additional payment milestones will be achieved. Further, even if we do receive the $4 million payment, we will be obligated to refund to Burning Rock all or a portion of that payment if certain subsequent events occur, including events that are not within our control. The refund obligation will lapse in installments of $250,000 every three months after the completion date of the technology installation required to launch the DetermaRx™ test, until the occurrence of an event trigger, the obligation to make a refund to Burning Rock or until March 31, 2025 when the refund obligation will expire in full.

The discontinuation of our DetermaDx™ program could impact our future revenues and prospects.

Based on the results of our DetermaDx™ clinical validation study, we determined to discontinue the development of that test and to focus our efforts on maximizing the opportunities for DetermaRx™ and DetermaIO™. As a result, we will now be relying on a smaller group of diagnostic tests as sources of revenue, which could reduce our future revenue, make it more difficult for us to finance our operations, and impair our prospects for profitability and growth. We are already commercializing DetermaRx™ for clinical use in treatment selection for early stage lung cancer management, but DetermaIO™ is currently available only for biopharma diagnostic development and research use. We plan to continue DetermaIO™ development, initially for use as a companion test in immunotherapy drug development to select patients for clinical trials, and subsequently as a full companion diagnostic for clinical use to help physicians determine which patients are most likely to have a sustained response to immunotherapies. However, there is no assurance that our development plans for DetermaIO™ or any of our other planned diagnostic tests will be successful or that we will be generate sufficient revenues from commercialization of DetermaRx™ and other diagnostic tests to finance our operations and earn a profit.

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There is a limited number of manufacturers of molecular diagnostic testing equipment and related chemical reagents necessary for the provision of our diagnostic tests.

After encountering inconsistent results using diagnostic testing equipment and reagents from one manufacturer, we switched to diagnostic testing equipment from a different manufacturer. The chemical reagents used with the diagnostic testing equipment are available only from the equipment manufacturer. If issues were to arise with the new equipment or reagents we are using causing us to acquire different diagnostic testing equipment again, we would need to conduct validation and analytic studies to determine whether our previous test results can be reproduced using the new equipment. As a result, we could experience delays again in developing our diagnostic tests. If similar issues were to arise after commercialization of a diagnostic test, we could experience a disruption for a period of time in providing the diagnostic tests to patients and we would lose revenues and potentially market share as a result.

If we fail to enter into and maintain successful strategic alliances for diagnostic tests that we elect to co-develop, co-market, or out-license, we may have to reduce or delay our diagnostic test development or increase our expenditures.

In order to facilitate the development, manufacture and commercialization of our diagnostic tests we may enter into strategic alliances with diagnostic, pharmaceutical, or medical device companies to advance our programs and enable us to maintain our financial and operational capacity. We will face significant competition in seeking appropriate alliances. We may not be able to negotiate alliances on acceptable terms, if at all. If we fail to create and maintain suitable alliances, we may have to limit the size or scope of, or delay, one or more of our diagnostic test development or research programs, or we will have to increase our expenditures and will need to obtain additional funding, which may be unavailable or available only on unfavorable terms.

If we are able to enter into development and marketing arrangements with diagnostic, pharmaceutical or medical device companies for our diagnostic tests, we may license development, manufacturing, and marketing rights to the pharmaceutical or medical device company or to a joint venture company formed with the pharmaceutical or medical device company. Under such arrangements we might receive only a royalty on sales of the diagnostic tests developed or an equity interest in a joint venture company that develops the diagnostic test. As a result, our revenues from the sale of those diagnostic tests may be substantially less than the amount of revenues and gross profits that we might receive if we were to develop, manufacture, and market the diagnostic tests ourselves.

We may become dependent on possible future collaborations to develop and commercialize many of our diagnostic test candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.

We may enter into various kinds of collaborative research and development, manufacturing, and diagnostic test marketing agreements to develop and commercialize our diagnostic tests. Any future milestone payments and cost reimbursements from collaboration agreements could provide an important source of financing for our research and development programs, thereby facilitating the application of our technology to the development and commercialization of our diagnostic tests, but there are risks associated with entering into collaboration arrangements.

There is a risk that we could become dependent upon one or more collaborative arrangements for diagnostic test development or manufacturing or as a source of revenues from the sale of any diagnostic tests that may be developed by us alone or through one of the collaborative arrangements. A collaborative arrangement upon which we might depend might be terminated by our collaboration partner or they might determine not to actively pursue the development or commercialization of our diagnostic tests. A collaboration partner also may not be precluded from independently pursuing competing diagnostic tests or technologies.

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There is a risk that a collaboration partner might fail to perform its obligations under the collaborative arrangements or may be slow in performing its obligations. In addition, a collaboration partner may experience financial difficulties at any time that could prevent it from having available funds to contribute to the collaboration. If a collaboration partner fails to conduct its diagnostic test development, manufacturing, commercialization, regulatory compliance, sales and marketing or distribution activities successfully and in a timely manner, or if it terminates or materially modifies its agreements with us, the development and commercialization of one or more diagnostic test candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue diagnostic test development, manufacturing, and commercialization on our own.

If our laboratory facilities become damaged or inoperable, or we are required to vacate any facility, our ability to provide services and pursue our research and development and commercialization efforts may be jeopardized.

We do not have any clinical laboratory facilities outside of our facilities in Brisbane, California, and Nashville, Tennessee. Our planned primary clinical laboratory facility in Irvine, California is still under construction and is expected to be completed in 2021. Our facilities and equipment could be harmed or rendered inoperable by natural or man-made disasters, including fire, flooding and power outages, which may render it difficult or impossible for us to perform our tests or provide laboratory services for some period of time. The inability to perform our tests or the backlog of tests that could develop if any of our facilities is inoperable for even a short period of time may result in the loss of customers or harm to our reputation or relationships with key researchers, collaborators, and customers, and we may be unable to regain those customers or repair our reputation in the future. Furthermore, our facilities and the equipment we use to perform our research and development work could be costly and time-consuming to repair or replace.

Additionally, a key component of our research and development process involves using biological samples and the resulting data sets and medical histories, as the basis for our diagnostic test development. In some cases, these samples are difficult to obtain. If the parts of our laboratory facilities where we store these biological samples are damaged or compromised, our ability to pursue our research and development projects, commercialization of our diagnostic tests, as well as our reputation, could be jeopardized. We carry insurance for damage to our property and the disruption of our business, but this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

Further, if our laboratories become inoperable, we may not be able to license or transfer our proprietary technology to a third-party, with established state licensure and CLIA certification under the scope of which our diagnostic tests could be performed following validation and other required procedures, to perform the tests. Even if we find a third-party with such qualifications to perform our tests, such party may not be willing to perform the tests for us on commercially reasonable terms. Moreover, we believe our tests are currently subject to enforcement discretion by the Federal Food and Drug Administration (“FDA”) because we believe the tests currently qualify as LDTs. If, however, we are required to find a third-party laboratory to conduct our testing services, we believe this would change our status and the FDA would consider such tests offered through a third-party to then be a medical device subject to active FDA regulation and enforcement under its in vitro diagnostic authorities. In that case, we may be required to obtain premarket clearance or approval prior to offering our tests, which would be time-consuming and costly and could result in interruptions and delays in our ability to sell or offer our tests.

Failure to adequately protect, or disputes relating to, trademarks, could harm our business.

We cannot be certain that the legal steps we are taking are sufficient to protect our trademark rights or that, notwithstanding legal protection, others will not infringe or misappropriate our intellectual property rights. In addition, we could come into conflict with third parties over trademark rights, which could result in disruptive and expensive litigation. Challenges to our trademarks could result in significant costs related to the prosecution or defense of the registrations of our trademarks or rebranding if we need to abandon or modify a trademark.

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Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

We presently rely on a small senior management team to direct our diagnostics program and our initial commercial activities. Accordingly, the loss of the services of one or more of the members of that management team could have a material adverse effect on our business.

Our business and operations could suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruption of our operations. For example, the loss of data for our diagnostic test candidates could result in delays in our regulatory filings and development efforts and significantly increase our costs. To the extent that any disruption or security breach was to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our diagnostic test candidates could be delayed.

Security breaches and other disruptions could compromise our information and expose us to liability, and could cause our business and reputation to suffer.

In the ordinary course of business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our business partners, and personally identifiable information of patients and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, theft, or other loss of information could result in legal claims or proceedings or liability under laws that protect the privacy of personal information, and could disrupt our operations and damage our reputation. Even if we do not incur an interruption of or our operations, fines, penalties, or financial liability to third parties from a security breach, we could suffer a loss of confidence in our services, which could adversely affect our business and competitive position.

Failure of our internal control over financial reporting could harm our business and financial results.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the U.S. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of our assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Our growth and entry into new diagnostic tests, technologies and markets will place significant additional pressure on our system of internal control over financial reporting. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud. Because we are an emerging growth company and a smaller reporting issuer, we are exempt from the requirement of having our internal controls over financial reporting audited by our independent registered public accountants, which means that material weaknesses or significant deficiencies in our internal controls that might be detected by an audit may not be detected and remedied.

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Risks Related to the COVID-19 pandemic

The ongoing COVID-19 global pandemic and the worldwide attempts to contain it could harm our business and our results of operations and financial condition could be adversely impacted by such pandemic.

The ongoing global outbreak of the coronavirus COVID-19, and the various attempts throughout the world to contain it, have created significant volatility, uncertainty and disruption. The COVID-19 pandemic has had, and may continue to have, significant effects on our operations, ability to generate revenues, and financing activities. In response to government directives and guidelines, health care advisories and employee and other concerns, we have altered certain aspects of our operations. A number of our employees have had to work remotely from home and those on site have had to follow our social distance guidelines, which could impact their productivity. COVID-19 could also disrupt our operations due to absenteeism by infected or ill members of management or other employees, or absenteeism by members of management and other employees who cannot effectively work remotely but who elect not to come to work due to the illness affecting others in our office or laboratory facilities, or due to quarantines. COVID-19 illness could also impact members of our Board of Directors resulting in absenteeism from meetings of the directors or committees of directors, and making it more difficult to convene the quorums of the full Board of Directors or its committees needed to conduct meetings for the management of our affairs.

The pandemic is affecting our revenue-generating activities. During the COVID-19 pandemic, we have not and may not be able to maintain our preferred level of physician or customer outreach and marketing of our diagnostic testing and pharma services, which could negatively impact our potential new customers’ interest in our tests and services. Because of COVID-19, travel, visits, and in-person meetings related to our business have been severely curtailed or canceled and we have instead used on-line or virtual meetings to meet with potential customers and others.

The concern over available hospital, staffing, equipment, and other resources, and the risk of exposure to the virus, has led to early stage lung cancer surgeries being delayed, and the continued deferral of lung cancer surgeries could result in delayed or reduced use of DetermaRx™ in the near term. Even if COVID-19 related restrictions are relaxed and lung cancer surgeries are performed at or close to pre-pandemic levels, any growth and anticipated adoption of our diagnostic tests may not occur due to reasons other than COVID-19.

The consequences of the COVID-19 pandemic have led to uncertainties related to our growth and our ability to forecast the demand for our diagnostic testing and pharma services and resulting revenues, as we have not had time to establish a base of customers, revenues or other relevant trends. We have had no commercial revenues until the first quarter of 2020 when we launched of our first commercial diagnostic test, DetermaRx™, and acquired the pharma services business of Insight. We had expected that initial DetermaRx™ revenues would be constrained by the lack of Medicare coverage. Medicare reimbursement approval for DetermaRx™ did not become effective until mid-June by which time deferrals in lung cancer surgeries due to COVID-19 may have reduced demand for DetermaRx™, but because of the lack of historical DetermaRx™ revenues, with or without Medicare reimbursement, we are unable to determine the extent to which the deferral of those surgeries impacted our DetermaRx™ revenues. The lack of in-person interaction with healthcare providers for our promotion of the use of DetermaRx™ has also placed a constraint on our ability to market that test, but we cannot determine the extent to which that has impacted our revenues due to the absence of historical revenues. Similarly, our pharma services revenues commenced with our acquisition of Insight during the first quarter of 2020 and because we do not have a prior history of pharma services revenues we cannot assess how COVID-19 may have impacted those revenues.

Although we have not yet experienced COVID-19 related supply chain disruptions impacting our testing capacity, if the vendors of equipment and reagents used in our diagnostic laboratories experience supply, operational, or financial disruptions due to the COVID-19 pandemic, we could experience supply constraints in the future that could cause increased costs or delays in performing DetermaRx™ tests and pharma services and in continuing the development of new diagnostic tests, including DetermaIO™.

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Additionally, the actual or anticipated economic consequences of the COVID-19 pandemic may adversely impacted financial markets, resulting in high share price volatility, reduced market liquidity, and substantial declines in the market prices of the securities of some publicly traded companies. Volatile or declining markets for equities could adversely affect our ability to raise capital when needed through the sale of shares of common stock or other securities. Accordingly, we cannot assure that adequate financing will be available on favorable terms, if at all. If we are not able to raise the capital we need, we could be forced to modify, curtail, delay, or suspend some or all aspects of planned operations. Sales of additional equity securities could result in significant dilution of the interests of our shareholders.

It is possible that impacts of COVID-19 on our operations or revenues or our access to capital could prevent us from complying, or could result in a material noncompliance, with one or more obligations or covenants under material agreements to which we are a party, with the result that we would be in material breach of the applicable obligation, covenant, or agreement. Any such material breach could cause us to incur material financial liabilities or an acceleration of the date for paying a financial obligation to the other party to the applicable agreement, or could cause us to lose material contractual rights, such as rights to use leased equipment or laboratory or office space, or rights to use licensed patents or other intellectual property the use of which is material to our business. Similarly, it is possible that impacts of COVID-19 on the business, operations, or financial condition of any third party with whom we have a contractual relationship could cause the third party to be unable to perform its contractual obligations to us, resulting in our loss of the benefits of a contract that could be material to our business.

The full extent to which the COVID-19 pandemic and the various responses might impact our business, operations and financial results will depend on numerous evolving factors that we will not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the availability and cost to access COVID-19 tests, vaccines and therapies; the effect on our potential customers and their demand for our diagnostic testing and pharma services; and the effect on our suppliers and their ability to provide the necessary equipment and materials to support our tests and services. In addition to the direct impacts to our business operations, the global economy is likely to continue to be significantly weakened as a result of actions taken in response to the COVID-19 pandemic and to the extent that such a weakened global economy impacts customers’ ability or willingness to purchase and pay for our tests, our business and results of operation could be negatively impacted. Due to the uncertain scope and duration of the COVID-19 pandemic and uncertain timing of any recovery or normalization, we are currently unable to estimate the resulting impacts on our operations and financial results. We will continue to actively monitor the issues raised by the COVID-19 pandemic and may take further actions that alter our operations, as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, any customers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our financial results.

USE OF PROCEEDS

We expect to receive net proceed proceeds from this offering of approximately $24.95 million, after deducting the expenses of this offering payable by us (estimated to be $50,000). We currently intend to use the net proceeds primarily to promote commercialization of DetermaRx,™ including sales and marketing efforts and by conducting clinical studies to support clinical adoption of the test; to complete development of DetermaIO™; for development of other future tests in our pipeline, including DetermaTx™ DetermaMx™, and any others that we may acquire; and for general corporate and working capital purposes.

We may also use net proceeds to purchase the remaining shares of capital stock of Razor that we do not currently own. As part of our strategic business plan, we regularly research and evaluate the acquisition of businesses or technologies that we believe are complementary to our own diagnostic test development and commercialization efforts. Consequently, we may use net proceeds invest in or acquire other businesses or assets, including also licensing rights to use technologies. Our strategic initiatives are currently focused on, and we are actively evaluating, businesses or technologies that we believe will allow us to acquire additional cancer tests for development. However, we have no binding agreements with respect to any such acquisitions in place as of the date of this prospectus supplement other than our previously disclosed agreement to fully acquire Razor and contingent considerations to be paid to Razor and Insight.

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We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our board of directors believes the flexibility in application of the net proceeds is prudent.

We have not determined the exact amounts we plan to spend on any of the purposes discussed above or the timing of these expenditures. The amounts and timing of our actual expenditures are within management’s discretion and may vary significantly depending on numerous factors such as the progress of our development and commercialization efforts, the results of our clinical studies, and any unforeseen cash needs.

Pending application of the net proceeds as described above, we may temporarily invest any net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Under an existing credit agreement with Silicon Valley Bank, we have agreed not to pay dividends or to make any distributions or to redeem to repurchase any capital stock without Silicon Valley Bank’s prior written consent. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon the repayment of the loans from Silicon Valley Bank, our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant.

DILUTION

If you invest in our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2020 was approximately $10.4 million, or $0.15 per share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of our common stock outstanding as of September 30, 2020.

After giving effect to the issuance and sale of 7,301,410 shares of common stock in this offering at the public offering price of $3.424 per share, after deducting the estimated offering expenses payable by us, the as adjusted net tangible book value as of September 30, 2020 would have been approximately $35.4 million, or $0.47 per share. This represents an immediate increase in net tangible book value of approximately $0.32 per share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.95 per share to purchasers of our securities in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

The following table illustrates this dilution:

Public offering price per share		$3.424
Net tangible book value per share as of September 30, 2020	$0.15
Increase in net tangible book value per share attributable to this offering	$0.32
As adjusted net tangible book value per share as at September 30, 2020, after giving effect to this offering		$0.47
Dilution per share to new investors participating in this offering		$2.95

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The above discussion and table are based on 67,250,639 shares of our common stock outstanding as of September 30, 2020, and excludes:

●	3,383,913 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020, with exercise prices ranging from $1.69 to $5.50 per share;

●	2,424,000 shares of our common stock issuable upon exercise of options outstanding under our 2010 Stock Option Plan as of September 30, 2020, with a weighted-average exercise price of $3.20 per share;

●	6,987,000 shares of our common stock issuable upon exercise of options outstanding under our 2018 Equity Incentive Plan as of September 30, 2020, with a weighted-average exercise price of $2.64 per share;

●	201,000 restricted stock units issued to our executive officers under our 2018 Equity Incentive Plan; and

●	3,571,000 shares of our common stock available for future grants under our 2018 Equity Incentive Plan as of September 30, 2020;

●	3,315,000 shares of common stock sold and issued “at the market” under our Equity Distribution Agreement with Piper Sandler & Co. at various dates from December 2020 through January 13, 2021;

●	712,846 shares of common stock issued upon exercises of options under our equity plans completed in December 2020; and

●	81,915 shares of common stock issued to certain executive officers and non-employee directors in December 2020 as payment for a portion of their deferred salaries, bonus and director fees in lieu of cash.

To the extent that any outstanding options or warrants are exercised, new options, restricted stock or restricted stock units are issued under our equity incentive plan, shares of common stock are sold under our employee stock purchase plan or we otherwise issue additional shares of common stock or other equity or convertible debt securities in the future, you will experience further dilution.

DESCRIPTION OF OUR COMMON STOCK

The material terms and provisions of our common stock are described in the section titled “Description of Common Stock and Preferred Stock – Common Stock” in the accompanying prospectus.

Securities Exchange Listing

Our common stock is listed on the NYSE American under the symbol “OCX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Thompson Welch Soroko & Gilbert LLP, San Francisco and San Rafael, California.

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EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2019 and 2018, and the related statements of operations, comprehensive loss, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

Our website address is www.oncocyte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

We make available, free of charge, through our investor relations section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 26, 2020, as amended on April 28, 2020;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 filed with the SEC on May 12, 2020, July 29, 2020, and November 12, 2020, respectively;

●	Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on January 6, 2020; January 10, 2020; February 5, 2020; February 14, 2020; March 6, 2020; March 17, 2020; March 20, 2020; March 25, 2020; April 28, 2020; April 29, 2020; May 12, 2020; June 17, 2020; June 19, 2020; July 1, 2020; August 27, 2020, September 28, 2020, December 16, 2020, and January 21, 2021; and

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●	The description of our common stock included in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 26, 2020; including any amendment or report (or exhibit to any such amendment or report) filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding those portions of such reports and documents furnished to, rather than filed with, the SEC) will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct any requests to:

OncoCyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

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PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

25,539,309 Shares

Common Stock

Offered by the Selling Shareholders

We may, from time to time in one or more offerings, offer and sell up to $100.0 million in the aggregate of common stock, preferred stock, warrants, units or any combination of the foregoing, either individually or as a combination of one or more of these securities. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution for the Company” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also covers the offer and resale by the selling shareholders identified in the section of this prospectus entitled “Selling Shareholders,” or the Selling Shareholders, of up to an aggregate of 25,539,309 shares of our common stock, or the Resale Shares, consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon the exercise of outstanding warrants held by the Selling Shareholders, or the Warrants. We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Shareholders, although we may receive proceeds from cash exercises of the Warrants. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus. The Selling Shareholders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the NYSE American LLC, or the NYSE American, under the symbol “OCX”. On May 30, 2019, the last reported sales price of our common stock on the NYSE American was $4.07 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100.0 million of any of the securities described in this prospectus. In addition, the Selling Shareholders may, from time to time, sell up to an aggregate of 25,539,309 shares of our common stock consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon exercise of the Warrants held by the Selling Shareholders, in one or more transactions as described in this prospectus.

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. Each time we or the Selling Shareholders offer and sell securities under this prospectus, we or the selling shareholders will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. Neither we nor the Selling Shareholders have authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, including the “Risk Factors” section of this prospectus and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “OncoCyte,” “we,” “us” or “our” refer to OncoCyte Corporation.

Overview

Our mission is to develop highly accurate, easy to administer, non-invasive molecular diagnostic tests to improve the standard of care for cancer diagnosis by better meeting the needs of patients, physicians and payers. Our current focus is developing DetermaVu™, a non-invasive molecular lung cancer confirmatory diagnostic that can be administered to patients as a blood test. DetermaVu™ utilizes proprietary sets of gene expression markers to help confirm whether suspicious lung nodules detected through Low Dose Computed Tomography, or LDCT, scans, x-rays or other imaging are likely to be benign or malignant.

Molecular diagnostics such as DetermaVu™ are assays that identify a disease by studying molecules such as proteins, deoxyribonucleic acid, or DNA, and ribonucleic acid, or RNA, in a tissue or fluid. DetermaVu™ is based on our proprietary Immune System Interrogation approach that examines the body’s immune system response to a specific disease by measuring differential RNA expression in patients with the disease versus patients without the disease. In the future, we may study whether our technology and Immune System Interrogation approach could have applications in other types of cancer or other diseases.

In January 2019 we completed an R&D Validation study of DetermaVu™ that demonstrated the accuracy of the DetermaVu™ assay in detecting lung cancer. The R&D Validation study demonstrated a sensitivity of 90% (95% CI 82%-95%) and specificity of 75% (95% CI 68%-81%) of DetermaVu™ on a prospectively collected cohort of 250 patient blood samples that were blinded to laboratory operators. Sensitivity is the percentage of malignant nodules that are correctly identified and specificity is the percentage of benign nodules correctly identified with correct identification in our study confirmed by biopsy results or serial imaging. A 95% confidence interval or “CI” suggests that there is a 95% chance that final test performance will be within the stated range. Notably, we obtained these results without including any clinical factors such as nodule size in our proprietary DetermaVu™ algorithm.

In April 2019, we successfully completed an Analytic Validation study and commenced a CLIA Validation study. The Analytic Validation Study involved a series of studies, as specified in guidelines for labs under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, designed to establish the performance characteristics of the ThermoFisher Next Generation Sequencing System used for DetermaVu™. The CLIA Validation study currently underway involves assaying approximately 120 samples previously tested in our R&D Validation study in our CLIA validated lab using the assay system now analytically validated, with the goal of demonstrating that the assay system as being run in our CLIA lab provides the same results as those observed in our R&D Validation study.

We have prioritized our efforts on DetermaVu™ and lung cancer because we believe that the early detection of lung cancer is one of the greatest unmet needs in diagnostics. Our scientific approach is to measure the immune system’s response to disease and as such we believe that it may prove promising in other cancers and other disease areas.

Corporate Information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. Our telephone number is (510) 775-0515. Our website address is www.oncocyte.com. Information contained on, or accessible through, our website, is not, and shall not be deemed to be, incorporated in this prospectus or considered a part thereof.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by Amendment No. 1 thereto on Form 10-K/A, or the Annual Report, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.

If one or more of the adverse events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, including but not limited to those regarding our strategy, plans, objectives, expectations, prospects, future operations, capital resources, financial position, projected costs of and progress with development of our diagnostic test, regulatory requirements and approvals, commercialization of our diagnostic test, collaborations, competition, market exclusivity, and intellectual property, are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the “Risk Factors” sections and elsewhere in our Annual Report and the other periodic reports and other filings that we file from time to time with the SEC. These factors and the other cautionary statements made in this prospectus and the documents incorporated by reference herein should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. The disclosure in this prospectus, including any forward-looking statement, speaks only as of its date, the date of this prospectus, or the date of any document incorporated by reference into this prospectus, as applicable. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering.

We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Shareholders, although we may receive proceeds from cash exercises of the Warrants.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, requirements of our then-existing credit agreements and other factors as our board of directors deems relevant.

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SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $100.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

In addition, the Selling Shareholders may sell up to an aggregate of 25,539,309 shares of our common stock, consisting of shares of our common stock held by the Selling Shareholders and shares of our common stock issuable upon exercise of the Warrants.

The summaries below provide a general description of the securities we and the Selling Shareholders may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we and the Selling Shareholders may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our articles of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the California Corporations Code as in existence on the date of this prospectus, and may be affected by future amendments to such code.

General

Our articles of incorporation currently authorizes the issuance of up to 85,000,000 shares of common stock, no par value, and up to 5,000,000 shares of preferred stock, no par value.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Our common stock is listed on the NYSE American under the symbol “OCX.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

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The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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SELLING SHAREHOLDERS

This prospectus also relates to the offer and resale by the Selling Shareholders of up to 25,539,309 Resale Shares, consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon exercise of the Warrants. The Selling Shareholders may sell any, all or none of the Resale Shares included in and offered by this prospectus. These securities were purchased in various private transactions as summarized below. The summaries do not purport to be complete and, in the case of agreements summarized below, are qualified by reference to the full text of the respective agreements.

BioTime Registration Rights Agreement

In November 2015, we effected a 1-for-2 reverse stock split of our common stock, or the Reverse Stock Split. All share numbers reflected below have been adjusted to give effect to the Reverse Stock Split.

In August 2011, we entered into a Stock Purchase Agreement, or the 2011 Agreement, with BioTime, Inc., or BioTime, pursuant to which we sold and issued 3,500,000 shares of our common stock to BioTime. In May 2015, we entered into a Stock Subscription Agreement, or the May 2015 Agreement, with BioTime pursuant to which we sold and issued 1,500,000 shares of our common stock to BioTime. In September 2015, we entered into another Stock Subscription Agreement, or the September 2015 Agreement, with BioTime pursuant to which we sold and issued 2,710,857 shares of our common stock to BioTime. We refer to the 2011 Agreement, the May 2015 Agreement and the September 2015 Agreement collectively as the Purchase Agreements. In connection with the Purchase Agreements, we entered into a Registration Rights Agreement, first executed in October 2009 and amended in August 2011, May 2015 and November 2015, with BioTime and certain other parties. Pursuant to the Registration Rights Agreement, we agreed, upon the occurrence of certain events and subject to certain conditions, to file with the SEC a registration statement covering the shares of our common stock sold and issued to these parties pursuant to the Purchase Agreements for resale under the Securities Act, and to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the completion of the distribution or distributions being made pursuant to such registration statement, or (ii) such time as these parties are eligible to sell such shares of common stock under Rule 144 under the Securities Act without application of the manner of sale and volume limitations thereunder.

We also issued an aggregate of 11,708,094 shares of our common stock to BioTime in private transactions in October 2009, July 2011 and November 2015 and we have agreed to include all outstanding shares of our common stock issued in those transactions in the registration statement of which this prospectus forms a part. In December 2015, BioTime distributed 4,744,707 shares of the 19,418,951 shares of our common stock it then held to its shareholders. The resulting 14,674,244 shares of our common stock held by BioTime constitute the Resale Shares being registered hereby on behalf of BioTime.

August 2016 Private Placement

In August 2016, we sold an aggregate of 3,246,153 immediately separable units, with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock, at a price of $3.25 per unit. The warrants have an exercise price of $3.25 per share of common stock, became exercisable in October 2016, and may be exercised until October 2021. We refer to this transaction as the “August 2016 Private Placement.” We agreed to register the resale of the securities contained in the units, subject to certain conditions. All of the Resale Shares being registered hereby on behalf of The Bailey 1995 Family Trust and Seamark Fund, L.P. represent shares of our common stock issuable upon exercise of Warrants contained in the units they purchased in the August 2016 Private Placement. The Resale Shares being registered hereby on behalf of Broadwood Partners L.P., or Broadwood, include 1,538,461 shares of our common stock and 573,461 shares of our common stock issuable upon exercise of Warrants contained in the units Broadwood purchased in the August 2016 Private Placement.

February 2017 Warrant Exercise Agreements

In February 2017, we entered into warrant exercise agreements with the following Selling Shareholders, pursuant to which each agreed to cash-exercise warrants acquired in the August 2016 Private Placement and we issued to them new Warrants, in each case immediately exercisable and expiring in February 2022, as follows:

●	Broadwood cash-exercised warrants to purchase 425,000 shares of our common stock and we issued to it a new Warrant to purchase 212,500 shares of our common stock at an exercise price of $3.25 per share;

●	ALB Private Investments LLC, or ALB Investments, cash-exercised warrants to purchase 100,000 shares of our common stock (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to ALB Investments a new Warrant to purchase 100,000 shares of our common stock at an exercise price of $5.50 per share;

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●	Phylis Esposito cash-exercised warrants to purchase 50,000 shares of our common stock (being the entirety of the warrants she had purchased in the August 2016 Private Placement), and we issued to Phylis Esposito a new Warrant to purchase 50,000 shares of our common stock at an exercise price of $5.50 per share; and

●	The Thunen Family Trust cash-exercised warrants to purchase 50,000 shares of our common stock (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to The Thunen Family Trust a new Warrant to purchase 50,000 shares of our common stock at an exercise price of $5.50 per share.

Under the warrant exercise agreement with Broadwood, we agreed to file a registration statement covering the shares issuable upon exercise of the new Warrants, subject to certain conditions. We further agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date that all of shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144, or five years from the date of the warrant exercise agreement. The Resale Shares being registered hereby on behalf of Broadwood include the 212,500 shares of our common stock issuable upon exercise of its new Warrant. We have also agreed to include the shares of our common stock issuable upon exercise of the new Warrants issued to ALB Investments, Phylis Esposito and The Thunen Family Trust in the registration statement of which this prospectus forms a part, which represent all of the Resale Shares being registered hereby on behalf of such holders.

July 2017 Warrant Exercise Agreements

In July 2017, we entered into additional warrant exercise agreements with the following Selling Shareholders, pursuant to which each agreed to cash-exercise warrants acquired in the August 2016 Private Placement and we issued to them new Warrants, in each case immediately exercisable and expiring in July 2019 or July 2022, as follows:

●	Broadwood cash-exercised warrants to purchase 540,000 shares of our common stock and we issued to it a new Warrant to purchase 270,000 shares of our common stock at an exercise price of $3.25 per share, expiring in July 2022;

●	Anthony Low-Beer cash-exercised warrants to purchase 150,000 shares of our common stock (being the entirety of the warrants he had purchased in the August 2016 Private Placement), and we issued to Anthony Low-Beer a new Warrant to purchase 150,000 shares of our common stock at an exercise price of $5.50 per share, expiring in July 2022;

●	Patrick Lin cash-exercised warrants to purchase 76,923 shares of our common stock (being the entirety of the warrants he had purchased in the August 2016 Private Placement), and we issued to Patrick Lin a new Warrant to purchase 76,923 shares of our common stock at an exercise price of $5.50 per share, expiring in July 2022; and

●	GKarfunkel Family LLC, or GKarfunkel, cash-exercised warrants to purchase 1,000,000 shares acquired in the August 2016 Private Placement (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to GKarfunkel (i) a new Warrant to purchase 500,000 shares of our common stock at an exercise price of $3.25 per share, and (ii) a new Warrant to purchase 500,000 shares of our common stock at an exercise price of $5.50 per share, in each case expiring in July 2019.

Under the warrant exercise agreement with Broadwood, we agreed to file a registration statement covering the shares issuable upon exercise of the new Warrants, subject to certain conditions. We further agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date that all of shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144, or five years from the date of the warrant exercise agreement. The Resale Shares being registered hereby on behalf of Broadwood include the 270,000 shares of our common stock issuable upon exercise of its new Warrant. We have also agreed to include the shares of our common stock issuable upon exercise of the new Warrants issued to Anthony Low-Beer, Patrick Lin and GKarfunkel in the registration statement of which this prospectus forms a part, which represent all of the Resale Shares being registered hereby on behalf of such holders.

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Securities Purchase Agreements

In March 2018, we entered into a securities purchase agreement pursuant to which we sold and issued an aggregate of 3,968,254 shares of our common stock to Broadwood in a private placement. Pursuant to the securities purchase agreement, we also agreed to register the resale of the shares of our common stock sold in the private placement, subject to certain conditions. We also agreed to pay liquidated damages if we did not file the registration statement in a timely manner. Because the registration statement was not filed as required by the securities purchase agreement, during 2019 we paid $300,000 to Broadwood. The Resale Shares being registered hereby on behalf of Broadwood include these 3,968,254 shares of our common stock.

Material Relationships

Prior to February 2017, we were a majority-owned, consolidated subsidiary of BioTime. Since February 2017, the shares of our common stock held by BioTime have accounted for less than 50% of our total common stock outstanding and we ceased being a consolidated subsidiary of BioTime.

In October 2009, we entered into a Shared Facilities and Services Agreement, or Shared Facilities Agreement, with BioTime, pursuant to which we have use of laboratory and office space at BioTime’s facility in Alameda, California. In addition, pursuant to the Shared Facilities Agreement, BioTime has provided, and continues to provide, administrative support to us on a reimbursable basis, and we presently rely on the provision of certain management and administrative services, including patent prosecution, certain legal services, accounting, financial management, and controls over financial accounting and reporting, by BioTime. Further, since our inception, we have partly financed our operations from loans borrowed from BioTime, of which no amount was outstanding as of March 31, 2019, and sales of the common shares of BioTime, of which we held 353,264 shares as marketable equity securities as of March 31, 2019. The chairman of our board of directors currently serves as a member of the board of directors of BioTime, and the chairman of the board of directors of BioTime currently serves as a member of our board of directors.

Neal Bradsher, who may be deemed a beneficial owner of the Resale Shares directly owned by Broadwood, is a member of the board of directors of BioTime.

Don Bailey, who is co-trustee of The Bailey 1995 Family Trust, served as a member of our board of directors from August 2016 until November 2017, and currently serves on the board of directors of BioTime.

Except as described above, and except for the beneficial ownership of the shares of our common stock described in the table below and the Selling Shareholders’ participation in the transactions associated therewith, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Selling Shareholders Table

The following table and accompanying footnotes, which were prepared based on information furnished to us by or on behalf of each of the Selling Shareholders and information filed with the SEC, sets forth information regarding the beneficial ownership of shares of our common stock owned by the Selling Shareholders as of May 17, 2019. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The percentage of shares beneficially owned is based on 51,972,830 shares of our common stock issued and outstanding as of May 17, 2019. Shares of our common stock that a Selling Shareholder has the right to acquire within 60 days of the filing date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of such Selling Shareholder’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other Selling Shareholder. The number of shares and percentage of our outstanding common stock to be beneficially owned after completion of this offering assumes that the Selling Shareholders will sell all the Resale Shares offered hereby. The Selling Shareholders may offer all, some, or none of the Resale Shares. The Selling Shareholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. Unless otherwise indicated, and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to all shares beneficially owned by them.

Information concerning the Selling Shareholders may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

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	Shares Beneficially Owned Prior to Offering		Shares Being Offered	Shares Beneficially Owned After Offering
Selling Shareholder	Number	Percent	Number	Number	Percent
BioTime, Inc.(1)	14,674,244	28.23%	14,674,244	—	—
Broadwood Partners, L.P.(2)	9,157,373	17.27	9,157,373	—	—
ALB Private Investments LLC(3)	117,482	*	100,000	17,482	*
Phylis Esposito(4)	50,000	*	50,000	—	—
The Thunen Family Trust(5)	50,000	*	50,000	—	—
Anthony Low-Beer(6)	150,000	*	150,000	—	—
Patrick Lin(7)	191,256	*	76,923	114,333	*
GKarfunkel Family LLC(8)	3,000,000	5.66	1,000,000	2,000,000	3.78
The Bailey 1995 Family Trust(9)	250,769	*	230,769	20,000	*
Seamark Fund, L.P.(10)	150,247	*	50,000	100,247	*

* Less than 1%.

(1)	BioTime has sole voting and dispositive power, exercised through its board of directors consisting of more than three people, with respect to all shares of common stock shown as beneficially owned by BioTime.

(2)	Includes 1,055,961 shares of our common stock that Broadwood may purchase upon the exercise of outstanding Warrants. Broadwood Capital, Inc., or BCI, serves as the General Partner of Broadwood and Neal Bradsher is the President of BCI. BCI and Neal Bradsher have shared voting and dispositive power with respect to, and each may be deemed a beneficial owner of, 9,154,228 shares. Also includes 3,145 shares of our common stock held directly by Neal Bradsher, over which he has sole voting and dispositive power.

(3)	Consists of (i) 100,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) 17,482 shares of our common stock that may be acquired upon exercise of other outstanding warrants. Francis A. Mlynarczyk, Jr., as Manager of ALB Private Investments LLC, may be deemed to have voting and dispositive power over these shares.

(4)	Consists of 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants.

(5)	Consists of 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. Garret G. Thunen and Carol Thunen, as trustees of The Thunen Family Trust, may be deemed to share voting and dispositive power over these shares.

(6)	Consists of 150,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants.

(7)	Includes (i) 76,923 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) 52,447 shares of our common stock that may be acquired upon exercise of other outstanding warrants.

(8)	Includes 1,000,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. Henry Reinhold, as Manager of GKarfunkel Family LLC, may be deemed to have voting and dispositive power over these shares.

(9)	Consists of (i) 230,769 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) vested options to purchase 20,000 shares of our common stock. Don Bailey and Linda Bailey, as co-trustees of The Bailey 1995 Family Trust, may be deemed to share voting and dispositive power over these shares.

(10)	Includes 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. John D. Fraser and David T. Harrington, as co-Managing Partners of Seamark Fund, L.P., may be deemed to share voting and dispositive power over these shares.

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PLAN OF DISTRIBUTION FOR THE COMPANY

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

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Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE American. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market making transactions in securities listed on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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PLAN OF DISTRIBUTION FOR THE SELLING SHAREHOLDERS

Each Selling Shareholder and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares on the NYSE American or any other securities exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	sales by a broker-dealer of a specified number of such shares at a stipulated price per share, pursuant to agreements between the Selling Shareholder and broker-dealer;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, loans or pledges entered into after the effective date of the registration statement of which this prospectus is a part;

●	writing or settlement of options, derivative securities or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown, in each case in compliance with Rule 2121 of the Financial Industry Regulatory Authority.

In connection with any permitted short sale, loan, pledge, option, derivative or hedging transaction, the Selling Shareholders may enter into agreements with broker-dealers or other financial institution that in turn engage in short sales of our common stock in the course of hedging the positions they assume. If any Resale Shares are delivered to a broker-dealer or other financial institution in connection with any such transaction, the broker-dealer or other financial institution may resell the Resale Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, including, if necessary, updates to the list of selling shareholders to include such broker-dealer or financial institution).

The Selling Shareholders may also transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any brokers, dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of any Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act. Each Selling Shareholder has advised us that it does not have any written or oral agreement, understanding or arrangement, directly or indirectly, with any broker, dealer, agent or other person regarding the sale of the Resale Shares. There are no underwriters or coordinating brokers acting in connection with the proposed sale of the Resale Shares by the Selling Shareholders.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the requirements of the Securities Act to deliver this prospectus to each purchaser at or prior to the time of the sale. We have informed the Selling Shareholders of this requirement, and we will make copies of this prospectus available to them.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person.

We will pay certain fees and expenses incurred by us incident to the registration of the Resale Shares, including SEC filing fees, fees and expenses of compliance with securities laws, and various related expenses. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2018 and 2017, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2019;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the SEC on May 14, 2019;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 28, 2019, January 29, 2019, February 12, 2019, March 20, 2019 and April 18, 2019; and

●	The description of our common stock included in our registration statement on Form 10, as filed with the SEC on November 23, 2015 and amended on December 21, 2015 and December 29, 2015.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.oncocyte.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

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4,733,700 Shares

Common Stock

April 24, 2020